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                                                                   EXHIBIT 10.26


                              CONSENT TO ASSIGNMENT
                                   OF CONTRACT
                    (IRIDIUM LLC AND ANDERSEN CONSULTING LLP)

           This Consent to Assignment of Contract ("Consent") is entered into by and among Andersen Consulting LLP, an Illinois limited liability partnership ("Andersen"), Iridium LLC, a Delaware limited liability company ("Iridium"), and Iridium Operating LLC, a Delaware limited liability company ("Iridium Operating").

                                    RECITALS

           A. Andersen and Iridium have entered into a Master Agreement dated December 10, 1996, (such contract, all schedules, appendices and exhibits thereto, all agreements, statements of work, documents or information incorporated by reference therein and all prior amendments, waivers, change orders, or addenda thereto collectively referred to herein as the "Contract").

           B. Pursuant to the Asset Transfer Agreement dated December 18, 1997, by and between Iridium and Iridium Operating ("Asset Transfer Agreement"), Iridium will assign substantially all of its Assets and Liabilities, including all of Iridium's rights and obligations under the Contract, to Iridium Operating, subject to Andersen's execution of this Consent.

           C. Iridium Operating has agreed to such assignment, and desires to receive and assume substantially all of Iridium's Assets and Liabilities, including the Contract and all of the rights and obligations of Iridium thereunder.

           D. Andersen has agreed to consent to the assignment and assumption of the Contract pursuant to the terms and conditions herein and in the Asset Transfer Agreement, and to a release of Iridium from its obligations under the Contract.

           NOW, THEREFORE, in consideration of the premises and consideration herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

           1. Consent. Andersen hereby consents to the assignment, conveyance and transfer of the Contract by Iridium to Iridium Operating, and acceptance and assumption of the Contract by Iridium Operating pursuant to the terms and conditions set forth herein and in the Asset Transfer Agreement. From and after the Closing (i) Iridium Operating shall render all performance and be bound by all obligations and duties of Iridium to Andersen under the Contract, (ii) Iridium Operating shall have all of the rights of Iridium under the

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Contract, (iii) Andersen agrees to accept Iridium Operating's substitution for
Iridium under the Contract and Iridium Operating's performance under the Contract in lieu of Iridium's performance regardless of whether the obligations or rights accrued prior to or after the Closing, and (iv) Andersen agrees that Iridium Operating shall have all rights of Iridium with respect to Anderson's obligations, duties and performance under the Contract.

           2. Release. Upon the Closing, Iridium shall be released from, and Andersen shall be deemed to waive and relinquish each and every claim, suit, cause of action or remedy against Iridium, and each debt, obligation or duty of Iridium of any nature whatsoever, under and in connection with the Contract, whether known or unknown, and whether or not previously asserted, including but not limited to any claims, rights or remedies arising from any breach of any Contract by Iridium; provided, however, it is expressly agreed by the parties that subsequent to the Closing, Andersen may assert against Iridium Operating any claim, suit, cause of action, remedy, debt, obligation or duty which may have been owing from Iridium to Andersen on or before the Closing, provided Andersen shall assert such claim or suit against Iridium Operating in the same time and manner in which it would have been required to assert any such claim or cause against Iridium but for the assignment and the provisions of this Consent, and the assignment, Consent and Asset Transfer Agreement shall not be deemed to have extinguished, extended or otherwise altered the time requirements for assertion of any right of Andersen.

           3. Validity and Enforceability. Andersen and Iridium each acknowledge that the Contract is valid and enforceable and remains in full force and effect.

           4. Limited Amendment. The Contract shall not be amended by this Consent, provided that to the extent the terms of the Contract conflict with the terms of this Consent, the terms of this Consent shall supersede the terms of the Contract.

           5. Additional Undertakings. Each of the parties agrees to execute and deliver any and all additional instruments, documents, consents, approvals and waivers as may be required or reasonably requested by any other party to implement, perform and give full effect to the Asset Transfer Agreement and this Consent.

           6.  General Terms.

                     6.1. This Consent shall be effective concurrent with the Closing of the Asset Transfer Agreement.


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                     6.2. This Consent shall be interpreted in accordance with
the laws of the District of Columbia without giving effect to applicable principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

                     6.3. This Consent constitutes the entire agreement of the parties with respect to the subject matter hereof.

                     6.4. This Consent may be amended only in writing signed by all the parties hereto.

                     6.5. Capitalized terms used in this Consent but not defined herein shall have the same meaning as is ascribed to such terms in the Asset Transfer Agreement.

                     6.6. This Consent may be executed in several counterparts, which together shall constitute the entire agreement. For the purposes of execution, delivery and validity of this Consent, a signature on a counterpart sent by facsimile shall be deemed an original.

           IN WITNESS WHEREOF, the parties have executed this Consent as of the 18th day of December, 1997.

                                   ANDERSEN CONSULTING LLP

                                   By:    /s/ Albert M. Krall
                                          ------------------------------
                                   Name:      Albert M. Krall
                                          ------------------------------
                                   Title:     Partner
                                          ------------------------------

                                   IRIDIUM LLC

                                   By:    /s/ Robert W. Kinzie
                                          ------------------------------
                                   Name:      Robert W. Kinzie
                                          ------------------------------
                                   Title:     Chairman
                                          ------------------------------

                                   IRIDIUM OPERATING LLC

                                   By:    /s/ Kevin J. Lavin
                                          ------------------------------
                                   Name:      Kevin J. Lavin
                                          ------------------------------
                                   Title:     Assistant Secretary
                                          ------------------------------


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